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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                    Proxy Statement Pursuant To Section 14(a)

                     Of The Securities Exchange Act Of 1934

Filed by the Registrant    {X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]      Confidential, Use of the Commission Only (as permitted by Rule 14a-6(e)
           (2))Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-12

--------------------------------------------------------------------------------

                                  Arkona, Inc.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

         1) Title of each class of securities to which transaction applies:
         2)       Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)       Proposed maximum aggregate value of transaction:
         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:
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                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held September 25, 2002

                                  Arkona, Inc.

To the Shareholders of
Arkona, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Arkona, Inc. (the "Company"), which will be held on Wednesday, September 25th , 2002, at 10 a.m., at the Country Inn & Suites, 10499 South Jordan Gateway, South Jordan, Utah (the "Annual Meeting"), for the following purposes, which are more fully described in the Proxy Statement accompanying this Notice:

         (i) To elect three members of the Board of Directors of the Company, each to serve until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

         (ii) To consider and vote upon a proposal to ratify the appointment of Mantyla McReynolds, a Professional Corporation, as independent auditors of the Company for the fiscal year ending March 31, 2003;

         (iii) To consider and vote upon a proposal to approve the Company's 2001 Stock Incentive Plan; and

         (iv) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on August 1, 2002 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

         All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote, sign, date, and return the enclosed Proxy as promptly as possible in the enclosed postage-prepaid envelope. Shareholders attending the Annual Meeting may vote in person even if they have returned a Proxy.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Alan Rudd, Chief Executive Officer

Dated: July 29, 2002




                                    IMPORTANT

         Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

                                  Arkona, Inc.
                           10542 South Jordan Gateway
                                    Suite 200
                            South Jordan, Utah 84005

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                       For Annual Meeting of Shareholders

                               September 25, 2002

                             SOLICITATION OF PROXIES

         This Proxy Statement is being furnished to the shareholders of Arkona, Inc., a Delaware corporation ("Arkona" or the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies from holders of outstanding shares of the Company's common stock, par value $.001 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held Wednesday, September 25, 2002, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about August 10, 2002

         The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone, facsimile transmission, e-mail or web posting. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Common Stock for the forwarding of solicitation materials to such beneficial owners, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.

                                     VOTING

Record Date

         The Board of Directors has fixed the close of business on August 1, 2002 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 23,985,300 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, 23,985,300 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Proxies

         Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of each of the three director nominees; (ii) FOR the ratification of the appointment by the Board of Directors of Mantyla McReynolds to be the independent auditors of the Company for the fiscal year ending March 31, 2003; (iii) FOR the proposal to approve the Company's 2001 Stock Incentive Plan; and (iv) in the discretion of the proxy holders as to any matters incident to the conduct of the Annual Meeting.

         A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address first set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

Quorum and Required Vote

         A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum.

         In the election of directors, the three nominees receiving the highest number of votes will be elected. The Company does not have cumulative voting for directors. Accordingly, abstentions and broker non-votes will not have the effect of being considered as votes cast against any matter considered at the Annual Meeting.

         The ratification of selection of an independent auditor, the approval of the Company's 2001 Stock Incentive Plan and any other matter presented for approval by the shareholders generally will be approved, in accordance with Delaware law, if the votes cast in favor of the matter exceed the votes opposing such matter. As a result, abstentions and broker non-votes will not affect the outcome of any such matter.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nominees for Election as Directors

         At the Annual Meeting, three directors of the Company constituting the entire Board of Directors are to be elected to serve until the next annual meeting of shareholders and until their successors shall be duly elected and qualified. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The three nominees receiving the highest number of votes at the Annual Meeting will be elected. Certain information with respect to each nominee for director is set forth below.

              Name                        Age                       Position                       Director Since
----------------------------------     -----------    -------------------------------------     ---------------------
Alan Rudd                                  50         CEO, Chairman of the Board                    January 2000

Richard Holland                            41         President, Director                           November 2000

Bryan Allen                                35         Director                                      August 2000


         The following paragraphs sets forth certain biographical information about each of the foregoing:

         ALAN RUDD joined the Company as Chairman and Chief Executive Officer on January 1, 2000. Rudd brings more than 20 years experience in the computer industry to the Company. From March 1996 to November 1999, Rudd was the CEO of Vinca Corporation, a Utah-based company that provided continuous availability software for Microsoft-, Novell- and IBM-distributed network platforms. In recognition of his achievements at Vinca, Rudd was named Utah's 1999 Entrepreneur of the Year. Vinca was acquired by Legato Systems of Palo Alto, California (NASDAQ: LGTO) on July 31, 1999.

         In addition to building Vinca Corporation into a market leader, Rudd spent ten years in senior management positions at Novell where he helped to grow Novell into the worldwide leader in network computing. His positions at Novell included Legal Counsel, Regional Manager, Area Director and Vice President of OEM Operations.

         Rudd has a bachelor's degree in Business Administration and Finance and a juris doctorate from Brigham Young University. Following law school, he spent seven years as in-house legal counsel for several corporations, including State Farm Insurance and Prime Computer, before joining Novell and moving into corporate management.

         RICHARD HOLLAND joined the Company as a director and Vice President in November 2000 and has been President of the Company since April 2001. Holland was formerly president and co-founder of Ensign Information Systems and has been designing and developing cutting-edge technology systems for more than 23 years. As co-founder of Ensign, Holland was the chief system architect of their fully integrated business management software that has improved communications within organizations to improve customer relationships and profitability. Before starting Ensign in 1994, Holland was the national sales manager for Cars/Dyatron, a specialist in General Motors dealership software, from 1980 to 1994. Under his leadership, sales increased more than 240% over a two-year period. Prior to working at Cars/Dyatron, he was general manager of Advanced Computer Systems (ACS), the first company to introduce IBM PC-based systems for the automotive dealer industry.

         Holland has a Bachelor of Science degree in Tax Accounting and Finance from the University of Utah. He is also a Certified IBM Professional.

         BRYAN ALLEN is outside counsel to the Company and has served as director of the Company since August 2000. Since October 2000, Allen has been of counsel at the law firm of Stoel Rives LLP in Salt Lake City, Utah, where he advises clients on corporate, securities, acquisition and other business matters. Prior to joining Stoel Rives LLP, Allen was a shareholder at the law firm of Parr Waddoups Brown Gee & Loveless in Salt Lake City, Utah. Allen received bachelors degrees, summa cum laude, from the University of Utah in Economics and Chinese Studies, received a masters degree in religion, cum laude, from the Yale Divinity School, and received his Juris Doctorate from Yale Law School.

Meetings and Committees

         During the fiscal year ended March 31, 2002, our Board of Directors held 3 formal board meetings and met informally on numerous occasions and then approved relevant matters by written consent. All incumbent directors attended at least 75% of all board meetings and applicable committee meetings.

         The Company does not presently have a standing audit committee, nominating committee or compensation committee.

Director Compensation.

         Directors who are not officers of the Company do not receive any regular compensation for their service on the board of directors. Directors are entitled to receive compensation to the extent that they provide services to the Company. See "Certain Relationships and Related Transactions."

         Directors of the Company and its subsidiaries are entitled to participate in the Company's stock incentive plan. During the fiscal year ended December 31, 2002, the Company granted options to purchase 25,000 shares of its Common Stock to its independent directors and granted options to purchase 600,000 shares of its Common Stock to its directors who are also officers of the Company.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

         In addition to Messrs. Rudd and Holland, whose biographies are set forth above, certain biographical information is furnished below with respect to the following executive officers and key employees of the Company and its subsidiaries:

              Name                        Age                       Position                       Officer Since
----------------------------------     -----------    -------------------------------------     ---------------------
Steve Russo                                44         Vice President of Operations, Chief       February 2000
                                                      Financial Officer

Jeffrey Swain                              44         Vice President of Sales                   February 2000

Blake Nielson                              42         Vice President - Client Services          November 2000

         STEPHEN L. RUSSO, has been the Vice President of Operations and the Chief Financial Officer of the Company since February 2000. He is a CPA, and his education and experience in accounting and operations span more than 19 years and include expertise in financial system design and implementation with significant experience in SEC disclosure and compliance. From October 1992 to October 1999, Russo served as vice president of operations and CFO of Vinca Corporation, where he was instrumental in growing the company to a worldwide leader in high availability solutions. From September 1989 to October 1992, Russo served as president of Merisoft, a high-tech voice recognition company, where he was also instrumental in growing the company and selling it for a substantial profit. Russo is a graduate of Brigham Young University with a degree in Accounting.

         JEFFREY L. SWAIN, has been Vice President of Sales for the Company since February 2000. Swain brings more than fourteen years of sales experience in the network computing industry having served as Director of Channel Sales for Legato Systems, Inc., a leader in enterprise storage management, from January 1998 to February 2000. While at Legato, Swain increased channel sales over 40% in less than six months. From April 1996 to December 1997, he was a Major Market Account Manager for Informix in the Southeastern region. Prior to working at Informix, Swain was the State and Local Government National Sales Manager for Novell from July 1994 to April 1996. He started his career at WordPerfect Corporation serving in a variety of positions including Sales Manager for the Washington D.C. region. Swain attended Brigham Young University with an emphasis in Business Management and Psychology.

         BLAKE NIELSON, has been the Vice President--Client Services of the Company since November 2000, was a founder of Ensign Information Systems and brings over 14 years of experience in client services with other automotive industry related companies. He is responsible for customer satisfaction through successful product installations, client training and ongoing product support and maintenance. Before becoming part of the Company, Blake works as vice president of operations at Ensign Information Systems for 1994 to November 2000. Before founding Ensign in 1994, Nielson was the regional director of Client Services for Sunguard Business System beginning in 1992. Prior to Sunguard, Nielson was head of Client Services at Advanced Computer Systems from 1990 to 1992.

         Nielson has a Bachelor of Science degree from Brigham Young University in Financial Planning and an AS/400 Certified Specialist. He also served on the Internal Revenue Service Technology Committee for one term.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table summarizes the compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer, as well as all other executive officers of the Company whose aggregate compensation for the fiscal year ended March 31, 2002 exceeded $100,000 (collectively, the "Named Executive Officers").

                                Annual Compensation                        Long-Term Compensation
                       -----------------------------------------   ----------------------------------------------
                                                                                 Awards                Payouts
                                                           Other
                                                           Annual      Restricted     Securities                       All Other
Name and Principal                               Bonus    Compen-        Stock        Underlying     LTIP Payouts    Compensation
     Position               Year    Salary ($)    ($)     sation ($)   Award(s)($)      Options          ($)             ($)
------------------          ----    ----------   -----    ----------   ------------   ----------     ------------    -------------
Alan Rudd, CEO              2002    221,250(1)    --     323,195(2)        --            --              --               --
                            2001    205,800       --      76,125(2)        --            --              --               --
                            2000     56,260       --        --             --            --              --               --


Richard Holland,            2002    170,000       --        --             --        1,200,000           --               --
President                   2001     70,833       --        --             --            --              --               --
                            2000        --        --        --             --            --              --               --


Stephen L. Russo, VP of     2002     130,000      --        --             --          350,000           --               --
Operations and CFO          2001     113,750      --        --             --           25,000           --               --
                            2000      21,666      --        --             --          125,000           --               --


Jeffrey Swain, VP of        2002    147,500       --        --             --          275,000           --               --
Strategic Relations         2001    136,711       --        --             --           25,000           --               --
                            2000     26,666       --        --             --          100,000           --               --

Blake Nielson, VP of        2002    125,149       --        --            --           250,000           --               --
Customer Service            2001     50,000       --        --            --             --              --               --
                            2000        --        --        --            --             --              --               --


         (1) Includes $90,000 in salary that was deferred due to a shortage in working capital.

         (2) Represents the difference between the purchase price paid by Mr. Rudd, and the fair market value, of shares of common stock purchased by Mr. Rudd from the Company. Such shares were acquired upon the conversion of convertible notes. The financing underlying the convertible notes was provided at a time when no other financing was available to meet short-term capital needs of the Company.

Option Grants in Last Fiscal Year

         The following table sets forth-individual grants of options to acquire shares of Common Stock made by the Company to the Named Executive Officers during the fiscal year ended March 31, 2002.

                                Number of          Percent of Total
                               Securities         Options Granted to
                           Underlying Options     Employees in Fiscal
          Name                   Granted                  Year              Exercise Price         Expiration Date
----------------------     ------------------     -------------------       --------------         ---------------
Alan Rudd                          --                      --                     Nil                    Nil

Richard Holland                600,000(1)                  24%                   $0.30                12/27/11

Stephen Russo                   50,000(2)                   2%                   $0.30                12/27/11

Jeffrey Swain                  325,000(2)                  13%                   $0.30                12/27/11

Blake Neilson                  250,000(1)                  10%                   $0.30                12/27/11


         (1) Such options become exercisable 40% on 12/27/02, 30% on 12/27/03 and the remainder on 12/27/04.

         (2) Of such options, 70% are exercisable and 30% become exercisable as of 12/27/02.

Aggregated Option Exercises and Year-end Option Values

         The following table provides information regarding options held by the Named Executive Officers as of March 31, 2002 and options exercised by them during the year ended March 31, 2002:

                                                       Number of Securities
                        Securities                    Underlying Unexercised                 Value of Unexercised
                       Acquired on    Aggregate            Options at                       In-the-money Options at
                         Exercise       Value               March 31, 2002                    March 31, 2002(*)
  Name and Position        (#)        Realized      ----------------------------------------------------------------------
                                                     Exercisable     Unexercisable
                                                         (#)              (#)            Exercisable       Unexercisable
-----------------------------------------------------------------  ----------------- -------------------- ----------------

Alan Rudd, CEO              Nil            Nil           Nil             Nil                 Nil                Nil
---------------------- ------------- -------------- -------------- ----------------- -------------------- ----------------
Richard Holland,            Nil            Nil            Nil          1,200,000              Nil                Nil
President
---------------------- ------------- -------------- -------------- ----------------- -------------------- ----------------
Stephen L. Russo, VP        Nil            Nil        100,000                               $25,000              Nil
of Operations and CFO                                  37,500             12,500             $9,375             $3,125
---------------------- ------------- -------------- -------------- ----------------- -------------------- ----------------
Jeffrey Swain, VP of        Nil            Nil         75,000             75,000            $18,750              Nil
Strategic Relations                                    37,500             12,500             $9,375             $3,125
---------------------- ------------- -------------- -------------- ----------------- -------------------- ----------------
Blake Nielson, VP of        Nil            Nil           Nil             250,000               Nil                Nil
Customer Service
---------------------- ------------- -------------- -------------- ----------------- -------------------- ----------------

* On March 31, 2002, the closing sale price for a share of our Common Stock on the OTC Bulletin Board was $0.55

Employment Agreements and Change of Control Arrangements

         In connection with the purchase of the assets of Ensign Information Systems in November 2000, the Company entered into an employment agreement with Richard Holland, currently the President of the Company. Under the employment agreement, Mr. Holland is entitled to receive base compensation of $150,000 per year, a target bonus of $20,000 and such additional compensation as the Board of Directors may deem appropriate. The agreement has a term of three years and terminable by the Company at any time for cause or for convenience; however, if Mr. Holland's employment is terminated for convenience, the Company is required to continue to pay him his compensation through the end of the term of the agreement. The employment agreement also contains standard confidentiality, noncompetition and invention-ownership provisions.

         In connection with the purchase of the assets of Ensign Information Systems in November 2000, the Company entered into an employment agreement with Blake Neilson, currently the Vice President of Customer Service of the Company. Under the employment agreement, Mr. Neilson is entitled to receive base compensation of $120,000 per year, a target bonus of $20,000 and such additional compensation as the Board of Directors may deem appropriate. The agreement has a term of three years and terminable by the Company at any time for cause or for convenience; however, if Mr. Neilson's employment is terminated for convenience, the Company is required to continue to pay him his compensation through the end of the term of the agreement. The employment agreement also contains standard confidentiality, noncompetition and invention-ownership provisions.

Option Repricing

         In December 2001, the Board of Directors approved the Company's new 2001 Stock Incentive Plan. The Board of Directors believed that adoption of a new stock incentive plan was important because at least one of its prior option plans was expiring, and the Board of Directors believed that maintaining the ability to grant options and other awards to align the interest of employees and others with those of shareholders was essential. The use of options is particularly important for a company like the Company, which does not have the financial resources to pay competitive salaries to certain of its key employees and executives and which operates in an industry in which employees expect stock options as part of their compensation.

         In connection with the approval of the 2001 Stock Incentive Plan, the Board of Directors granted options to various employees of the Company whose prior options have expired. In addition, most of the option agreements representing options granted under the Company 1992 and 1999 option plans contained provisions permitting the Company to unilaterally reduce the exercise price of any option and transfer the option to a substantially equivalent plan if the Board of Directors determined that such a transfer would not unduly prejudice the individual option holder. Options held by some of the Company's longer-term employees were granted at a time when the Board of Directors believed (notwithstanding the absence of a trading market for the Company's stock) that the Company's common stock had a market value of $1.60 or more. Options granted to employees hired since the Company's stock began being quoted on the OTC Bulletin Board and since the end of the high-tech stock boom have were granted at a much lower exercise prices. The Board of Directors believed that it was inappropriate for the options held by new employees to have a lower exercise price than those held by longer-term employees. For this reason, and in order to ensure that the incentives and rewards associated with all stock options were generally equitable among all employees of the Company, the Board of Directors determined on or about December 27, 2001 to reprice substantially all options held by existing employees, executive officers and directors that had an exercise price that was higher than $0.30 per share. (The closing price of our Common Stock on December 27, 2001 was $0.26 per share.) Accordingly, on December 27, 2001, the Board of Directors repriced to $0.30 per share, and transfered to The Company's new 2001 Stock Incentive Plan, outstanding options held by many of the existing employees, executive officers and directors of the Company.

         As part of such repricing, and for the reasons stated above, the exercise price of 50,000 options held by Steve Russo, Vice President of Operations and Chief Financial Officer, was reduced from $0.60 to $0.30 per share, and the exercise price of 50,000 options held by Jeff Swain, Vice President of Sales, was reduced from $0.60 to $0.30 per share.

                                                  Alan Rudd
                                                  Richard Holland
                                                  Bryan Allen

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain founding shareholders of the Company obtained Common Stock in return for contributions and development of the Company's predecessor, Arkona, L.L.C., which was subsequently merged into the Company. These founding shareholders received a total of 7,000,000 shares of Common Stock and then, collectively, entered into an agreement with Caldera Holding Company, L.C., wherein Caldera was given the right to grant secondary options to third parties with respect to 3,761,500 (subsequently reduced to 1,550,000 ) of such shares in order to encourage the development and increased productivity of the Company. Holders of the shares underlying the secondary options are entitled to dividends and distributions with respect to such shares until the options are exercised. However, Caldera has been granted dispositive voting power with respect to all shares subject to its agreement with the founding shareholders so long as the agreement remains in place. The right of Caldera to grant secondary options expires upon the earlier of January 2003 and Caldera's award of the last of the secondary options, at which time voting power returns to the founding shareholders. The secondary options have an exercise price of $.30 per share and are required to expire prior to December 31, 2006. As an inducement to the new management team of Arkona to join the Company in 1999, Caldera has granted the following officers the number of secondary options following each of their names: Richard Holland (600,000), Steve Russo (450,000) and Jeff Swain (75,000).

         Bryan Allen, Director, is of counsel with the law firm of Stoel Rives LLP. Mr. Allen provides legal services to the Company when, if and as requested by the Company. During the fiscal year ended March 31, 2002, Stoel Rives billed the Company for $23,000 in legal services.

         During the 2002 and 2001 fiscal years, Alan Rudd, CEO and Director, loaned the Company $495,000 at an interest rate of 14% per annum. Outstanding principal and interest on such loans were converted into shares of Common Stock at a rate of $0.20 per share.

         In November 2000, the Company entered into an Asset Purchase and Sale Agreement with Ensign Information Systems. Pursuant to such agreement, we issued 1,500,000 shares of Common Stock (adjusted to reflect the reverse split) for substantially all of the assets of Ensign, including intellectual property. Richard Holland and Blake Nielson, who joined the Company following its acquisition of Ensign and are currently serving as President and Vice President--Client Services respectively, each owned 50% of the outstanding common stock of Ensign at the time our acquisition of the Ensign assets was consummated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Holders

         The following table sets forth information as of July 25, 2002 with respect to the beneficial ownership of shares of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director or nominee, by each of the Named Executive Officers and by all directors and officers as a group. Unless otherwise noted, each person named has sole voting and investment power with respect to the shares indicated.

                                                                                   Beneficial Ownership
                                                                                  As of July 25, 2002(1)
                                                                   -------------------------------------------------
                    Name and Address of Beneficial Owner            Number of Shares         Percentage of Class(2)
         ----------------------------------------------------      -----------------         -----------------------
         Directors and Named Executive Officers
         Alan Rudd  (CEO and Director)
         6769 Walker Mill Drive
         Salt Lake City, UT 84124                                       4,266,816                     18%

         Richard Holland (President and Director)
         3257 Shelby Court
         Salt Lake City, UT  84121                                      573,000                        2%

         Bryan Allen (Director)
         2172 East Kensington Avenue
         Salt Lake City, UT  84093                                      20,000(3)                      *

         Blake Nielson (VP - Client Services)
         10073 Silver Streak Dr.
         South Jordan, UT 84095                                         360,000                        2%

         Stephen Russo ( VP-Operations and CFO)
         530 South 330 West
         Orem, UT  84058                                                170,500(4)                     *

         Jeffrey Swain (VP-Sales)
         1236 East 1440 South
         Spanish Fork, UT 84660                                         112,500(5)                     *

         Principal Holders of Common Stock

         Paul Henroid
         1835 Laird Avenue
         Salt Lake City, Utah  84108                                    2,424,240(6)                  10%

         Caldera Holdings LLC
         36 South State St.
         Suite 2000
         Salt Lake City, UT 84111                                       1,550,000(7)                   7%

         All officers and directors as a group (7 persons)              5,566,566(8)                  23%


* Indicates the ownership of less than 1% of the outstanding Common Stock.

---------------------------

(1) Beneficial ownership as a percentage of the class for each person holding options, warrants or other rights exercisable within 60 days of July 25, 2002 has been calculated as though shares of Common Stock subject to such options were outstanding, but such shares have not been deemed outstanding for the purpose of calculating the percentage of the class owned by any other person.

(2) The percentage indicated represents the number of shares of Common Stock, warrants and options exercisable within 60 days held by the indicated shareholder divided by the sum of (a) the number of shares subject to options and warrants exercisable by such shareholder within 60 days and (b) 23,985,300 which is the number of shares of Common Stock issued and outstanding as of July 25, 2002.

(3) Includes 20,000 options issued under the Company's option plan with an exercise price of $0.30 per share.

(4) Includes 37,500 options issued under the Company's option plan with an exercise price of $0.30 and 100,000 options granted to Mr. Russo by Caldera with an exercise price of $0.30 per share. See "Certain Relationships and Related Transactions."

(5) Includes 37,500 options issued under the Company's option plan with an exercise price of $0.30 and 75,000 options granted to Mr. Swain by Caldera. See "Certain Relationships and Related Transactions."

(6) Includes 909,090 warrants to purchase 909,090 shares of common stock at $0.33 per share. Mr. Henroid acquired the warrants in conjunction with the purchase of common stock.

(7) Caldera became beneficial owner of such shares pursuant to an agreement with certain founding shareholders of the Company described in this Proxy Statement under the heading "Certain Relationships And Related Transactions." Although Caldera does not have the right to receive any dividends or financial benefits associated with such shares, Caldera is considered the beneficial owner of the shares subject to its agreement with the founding shareholders because it has dispositive power and voting power with respect thereto.

(8) Includes 151,500 options to purchase Common Stock exercisable within 60 days of July 20, 2002.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons who beneficially own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that no forms other than the following were delinquent or were not filed during the most recent fiscal year or prior years (to the extent not previously disclosed): (a) Steve Russo, Jeffrey Swain, Richard Holland, Blake Neilson and Bryan Allen were obligated to file a Form 5 on February 14, 2002. Such Forms 5 are expected to be filed on August 5, 2002; (b) Alan Rudd was obligated to file a Forms 4 on November 10, 2001. A Form 4 reporting such transaction is expected to be filed on August 5, 2002.

PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT  PUBLIC  ACCOUNTANTS
                 AND CHANGES IN INDEPENDENT PUBLIC ACCOUNTANTS

Independent Auditors

         The Company's independent auditors for the fiscal year ended March 31, 2002 were Mantyla McReynolds, a Professional Corporation ("Mantyla McReynolds"). The Board of Directors has determine to continue the appointment of Mantyla McReynolds as the Company's independent auditors for the fiscal year ended March 31, 2003 and is seeking ratification of such appointment. Mantyla McReynolds will not be present at the Annual Meeting and, accordingly, will not have the opportunity to make a statement if they so desire or be available to respond to appropriate questions.

Change in Auditors

Appointment of Arthur Anderson in August 2000.
---------------------------------------------

         (a) The Company dismissed Mantyla McReynolds as its independent public accountants as of August 2, 2000. The decision to change the Company's independent public auditors was recommended by management and approved by the Board of Directors. In connection with the audit of our financial statements for the fiscal years ended March 31, 1999 and March 31, 2000, there were no disagreements with Mantyla McReynolds on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to Mantyla McReynolds's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The audit reports of Mantyla McReynolds on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended March 31, 1999 and March 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

         (b) Pursuant to the recommendation of management and the approval of the Board of Directors, the Company appointed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants for the fiscal year ended March 31, 2001 effective August 3, 2000. No consultations occurred between the Company and Arthur Andersen during the two fiscal years and any interim period preceding the appointment of Arthur Andersen regarding the application of accounting principles, the type of audit opinion that might be rendered or other accounting, auditing or financial reporting issue.

         (c) The Company (formerly known as Sundog Technologies, Inc.) requested that Mantyla McReynolds and Arthur Anderson LLP review the foregoing disclosure regarding the change in the Company's accountants in connection with our 2000 Annual Meeting, and that to the extent required by the regulations promulgated by the SEC, they express an opinion on whether they agree with such disclosures. Arthur Anderson LLP was not required to provide a response pursuant to such regulations and did not elect to submit a voluntary response. Mantyla McReynolds's response is set forth below:

         We were previously the independent public auditors for Sundog Technologies, Inc. and, under the date of June 12, 2000, we reported on the financial statements of Sundog Technologies, Inc. and its subsidiaries Arkona, Inc. and Qui Vive, Inc. as of March 31, 2000. On August 3, 2000, our appointment as independent public auditors was terminated.

         We have read the Company's statements included under Ratification of Selection of Independent Public Accountants and Changes in Independent Public Accountants in its Proxy Statement with respect to its Annual Meeting of Shareholders scheduled to be held on October 12, 2000, and we agree with such statements, except we are not in a position to agree or disagree with the Company's statement that the change was recommended and approved by the board of directors or that no consultations occurred between the Company and Arthur Andersen, LLP, regarding the application of accounting principles or the type of opinion that might be rendered. We consent to the incorporation by reference of our report dated June 12, 2000, into the aforementioned Proxy Statement.

Appointment of Mantyla McReynolds in September 2000.
----------------------------------------------------
         (a) The Company dismissed Arthur Andersen as independent public accountants of the Company effective September 26, 2000. The decision to change the Company's independent public accountants was recommended by management and approved by the Board of Directors of the Company. Because Arthur Andersen had only recently been engaged by the Company, Arthur Anderson did not complete an audit of the Company's financial statements for any period and did not issue any opinion with respect to any financial statements of the Company. In connection with the services provided by Arthur Andersen to the Company, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to Arthur Andersen's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

         (b) Pursuant to the recommendation of management and the approval of the Board of Directors, the Company decided to re-appoint Mantyla McReynolds effective September 27, 2000 as the Company's independent public accountants for the fiscal year ending March 31, 2001. Because Mantyla McReynolds were the Company independent public accountants for the fiscal years ended March 31, 2001 and March 31, 1999 and the interim period ended August 2, 2000, the Company routinely consulted with Mantyla McReynolds, as its then-current independent public accountants, during such period regarding the application of accounting principles, the type of audit opinion that might be rendered and other accounting, auditing or financial reporting issue during such periods.

         (c) The Company (formerly known as Sundog Technologies Inc.) requested that Mantyla McReynolds and Arthur Anderson LLP review the foregoing disclosure regarding the change in the Company's accountants in connection with our 2000 Annual Meeting, and that to the extent required by the regulations promulgated by the SEC, they express an opinion on whether they agree with such disclosures. Mantyla McReynolds was not required to provide a response pursuant to such regulations and did not elect to submit a voluntary response. The response of Arthur Anderson LLP is set forth below:

         We have read paragraph (a) of Item 4 included in the Form 8-K dated September 26, 2000 of Sundog Technologies, Inc. [i.e. paragraph (a) immediately above] to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Audit Fees

         The aggregate fees for professional services rendered by Mantyla McReynolds in connection with its audit of the Company's consolidated financial statements and reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-QSB for fiscal year ended March 31, 2002 year were $10,000.

Financial Information Systems Design and Implementation Fees

         Mantyla McReynolds did not provide to the Company any services related to financial systems design and implementation during the fiscal year ended March 31, 2002.

All Other Fees

         Mantyla McReynolds did not provide to the Company any other services.

         The  Board  of  Directors   recommends  that   shareholders   vote  FOR
ratification  of  the  appointment  of  Mantyla   McReynolds  as  the  Company's
independent auditor for the current fiscal year ending March 31, 2003.

             PROPOSAL NO. 3 - APPROVAL OF 2001 STOCK INCENTIVE PLAN

         In December 2001, the Board of Directors adopted the 2001 Stock Incentive Plan (the "2001 Plan"), reserving 6,000,000 shares of Common Stock for issuance under the 2001 Plan. The 2001 Plan is submitted to the shareholders for approval at this Annual Meeting. The Board of Directors of the Company believes that the availability of stock options and other stock incentives is an important factor in the Company's ability to attract and retain qualified employees and to provide an incentive for them to exert their best efforts on behalf of the Company.

         The Company also maintains two other plans: (i) its 1992 Stock Option Plan, under which there are outstanding options to purchase 125,000 shares of Common Stock at an exercise price of $3.00 per share, and (ii) its 1999 Stock Option Plan, under which there are outstanding 115,000 options to purchase Common Stock and an exercise price of $1.00 per share. Except for the 240,000 options identified in the preceding sentence, all options previously granted under the Company's 1992 Stock Option Plan or its 1999 Stock Option Plan have expired, been terminated or been assumed under the 2001 Plan. The Company's right to grant additional options under its 1992 Stock Option Plan and 1999 Stock Option has been terminated.

         As of the date of this Proxy Statement, no OTC Bulletin Board, SEC or other rules governing the operations of the Company require that the Company to obtain shareholder approval of its 2001 Plan. Nevertheless, the Company believes that it is good practice to seek shareholder approval for any stock incentive plan. In addition, the Company expects to apply for listing on the proposed Nasdaq Bulletin Board Exchange during fiscal year 2003 and expects that the rules of such exchange will require that stock incentive plans be approved by a company's shareholders.

Description of the 2001 Stock Incentive Plan

         The following summary of the 2001 Plan is qualified in its entirety by reference to the full text of the 2001 Plan attached to this proxy statement as Exhibit A.

Shares Reserved for Issuance Under the 2001 Plan. The Company has reserved a total of 6 million shares of Common Stock for issuance under the 2001 Plan. The number and kind of shares available for grants under the 2001 Plan will be adjusted proportionately by the Board of Directors if the outstanding Common Stock is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification.

Types of Awards. The 2001 Plan authorizes the Board of Directors to grant non-incentive stock options, stock bonuses, restricted stock and performance-based awards. The 2001 Plan does not authorize the grant of incentive stock options.

Eligibility. Grants under the 2001 Plan may, at the discretion of the Board of Directors, be awarded to directors, officers and employees and non-employee agents, consultants, advisers and independent contractors of the Company or any parent or subsidiary of the Company. The Company currently has 3 directors, 44 employees and officers, and an indeterminable number of consultants and advisers who could be eligible to receive grants under the 2001 Plan.

Administration. The Board of Directors administers the 2001 Plan. Subject to the terms of the 2001 Plan, the Board of Directors may from time to time adopt and amend rules and regulations relating to the administration of the 2001 Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the 2001 Plan. The Board of Directors may delegate to a committee of the Board of Directors any or all authority for administration of the 2001 Plan other than the right to amend or terminate the 2001 Plan.

Amendment and Termination of the 2001 Plan. The Board of Directors may amend the 2001 Plan at any time in any respect. Except changes in outstanding options in connection with changes in capital structure and Significant Transactions (as defined below), no change in an option already granted may be made without the consent of the holder of the option. The 2001 Plan will terminate when all shares reserved for issuance under the 2001 Plan have been issued and all restrictions on such shares have lapsed or when earlier terminated by the Board of Directors.

Description of Stock Options

         Options Terms. With respect to each option grant, the Board of Directors determines the number of shares subject to the option, the exercise price, the term of the option and the time or times at which the option may be exercised.

         In the event the Board of Directors does not specify a vesting schedule for any option at the time of grant, such option (a) shall not be exercisable until 12 months after the grant date, (b) shall become exercisable for 1/3 of the total number of shares subject thereto at the end of 12 months following the grant date and (c) shall become exercisable with respect to 1/36 of the total number of shares at the end of each month thereafter, so that the option will be fully exercisable on the third anniversary of the grant. Notwithstanding the foregoing, most of the options granted under the 2001 plan to date have vested 40% on the one-year anniversary of grant, 30% on the two-year anniversary of grant, and 30% on the three-year anniversary of grant. At the time of the grant of an option or at any time thereafter, the Board of Directors may provide that an optionee who exercised an option with Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

         Exercise of Options. Except as described under "Termination of Employment, Disability or Death" below or as determined by the Board of Directors, an option may not be exercised unless, when exercised, the optionee is an employee of, or is providing service to, the Company or any subsidiary of the Company and has been continuously so employed or providing service since the date the option was granted. Absence on leave approved by the Company, parent or subsidiary or on account of illness or disability is not deemed a termination or interruption of employment or service for this purpose. Unless otherwise determined by the Board of Directors, vesting of options continues during a medical, family or military leave of absence, whether paid or unpaid, and vesting of options is suspended during any other unpaid leave of absence.

         When exercising an option, the optionee must pay the full purchase price in cash or check unless the Board of Directors determines otherwise. Subject to the approval of the Board of Directors, which may be withheld for any or no reason, an optionee may pay for all or some of the shares with shares of Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, promissory notes or other forms of consideration.

         As a condition to the exercise of options under the 2001 Plan, the optionee must comply with any requirements specified by the Company for satisfaction of applicable federal, state and local tax withholding requirements, as well as any applicable federal or state securities laws. Compliance with tax withholding requirements may include, without limitation, a requirement that the optionee pay to the Company in cash or by checks amounts necessary to satisfy any applicable tax withholding requirements.

         Termination of Employment, Disability or Death. Unless otherwise determined by the Board of Directors at any time, if an optionee ceases to be employed by or to provide service to the Company, any parent or subsidiary of the Company for any reason other than death or total disability, the optionee may exercise any option then held at any time prior to the earlier of its expiration date or 30 days following the termination date, but only if and to the extent the option was exercisable as of the termination date. Any portion of an option not exercisable at the date of termination lapses.

         Unless otherwise determined by the Board of Directors, if the optionee's employment or service terminates because of total disability, the optionee may exercise any option then held at any time prior to the earlier of its expiration date or 12 months after the date of termination, but only to the extent the option was exercisable on the date of termination.

         Unless otherwise determined by the Board of Directors, if an optionee dies while in the employment of or providing services to the Company or any parent or subsidiary of the Company, the option then held may be exercised by the optionee's legal heirs at any time prior to the earlier of its expiration date or 12 months after the date of death, but only if and to the extent the option was exercisable as of the date of death.

         Non-Transferability of Options. Unless otherwise determined by the Board of Directors at any time, each stock option granted under the 2001 Plan by its terms is nonassignable and nontransferable by an optionee, either voluntarily or by operation of law, other than by will or the laws of descent or distribution upon the death of an optionee. An option may be exercised only by an optionee or, after death, by a successor or representative of an optionee.

         Merger, Reorganization, Dissolution, Stock Split or Similar Event. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or the transfer by one or more shareholders, in one transfer or several related transfers, of 50% of more of the Common Stock outstanding on the date of such transfer (or the first of such related transfers) to persons, other than wholly-owned subsidiaries or family trusts, who were not shareholders of the Company prior to the first such transfer (each, a "Significant Transaction"), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Significant Transaction, select one of the following alternatives for treating outstanding options under the 2001 Plan:

         o Outstanding options shall remain in effect in accordance with their terms;

         o Outstanding options shall be converted into options to purchase stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Significant Transaction (with the amount, type of securities subject thereto and exercise price of the converted options being determined by the Board of Directors taking into account the relative values of the companies involved in the Significant Transaction)

         o The Board of Directors shall provide a period of 10 days or less before the completion of the Significant Transaction during which outstanding options may be exercised to the extent then exercisable, and upon the expiration of that period, all unexercised options shall immediately terminate. (The Board of Directors may, in its sole discretion, accelerate the exercisability of options so that they are exercisable in full during that period.)

In the event of the dissolution of the Company, options will be treated as provided in the immediately preceding paragraph.

Stock Bonuses.

         The Board of Directors may award shares of Common Stock under the 2001 Plan as stock bonuses. Shares awarded as a bonus are subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded will bear any legends required by the Board of Directors.

Restricted Stock.

         The Board of Directors may issue shares under the 2001 Plan for any consideration (including promissory notes and services) determined by the Board of Directors. Shares issued under the 2001 Plan are subject to the terms, conditions, and restrictions determined by the Board of Directors. All Common Stock issued as restricted stock under the 2001 Plan shall be subject to a purchase agreement, which shall be executed by the Company and the prospective purchaser before the stock issuance is finalized. The purchase agreement shall contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares shall bear any legends required by the Board of Directors.

Performance-based Awards.

         Under the 2001 Plan, the Board of Directors may grant performance-based awards. These awards are intended to qualify as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code") and regulations thereunder ("Performance-based Awards"). Performance-based Awards shall be denominated at the time of grant either in Common Stock or in dollar amounts. Performance-based Awards may be granted in whole or in part if the Company achieves written objective goals established by the Board of Directors over a designated period of time. Payment of an award earned may be in cash or stock or both as determined by the Board of Directors. In addition to the requirement that participants satisfy certain performance goals, the Board of Directors may impose additional restrictions to payment under a Performance-based Award.

         No participant may receive in any fiscal year stock-based performance awards under which the aggregate amount payable under the awards exceeds the equivalent of 500,000 shares of Common Stock or cash-based performance awards under which the aggregate amount payable exceeds $500,000.

Federal Income Tax Consequences

         The following is a general discussion of certain federal income tax consequences of awards granted under the 2001 Plan. The discussion does not describe any tax consequences under the tax laws of any state, locality or foreign jurisdiction. Furthermore, the discussion is based on the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed or modified retroactively so as to result in federal income tax consequences different from those discussed below. The discussion below does not discuss all federal tax consequences that may be relevant to a particular grantee, and is not intended as tax advice. Each grantee should consult his or her individual tax adviser.

Options. No income is realized by the grantee of a stock option until the option is exercised. When a stock option is exercised, the optionee realizes ordinary compensation income, and the Company generally becomes entitled to a deductions in the amount by which the fair market value of the shares subject to the stock option at the time of exercise exceeds the exercise price. With respect to options exercised by certain executive officers, the Company's deduction can in certain circumstances be limited by the $1,000,000 cap on deductibility set forth in Section 162(m) of the Code. The Company is required to withhold on all amounts treated as ordinary income to optionees. Upon the sale of shares acquired by exercise of a stock option, the amount by which the sale proceeds exceed the market value of the shares on the date of exercise will constitute long-term capital gain if the shares are held as capital assets and have been held for more than one year.

         If an optionee exercises a stock option using previously acquired shares (the "exercise shares"), the tax results of the option exercise generally will be as set forth above, except that for purposes of determining the tax consequences upon disposition of the shares acquired upon exercise of the option (the "option shares"), the option shares will be divided into two groups. The first group, consisting of the number of option shares equal to the number of exercise shares, will have a tax basis equal to the tax basis of the exercise shares immediately before the exercise of the option. The second group, consisting of the balance of the option shares, will have a tax basis equal to the market value of the shares on the date of exercise of the option. The gain upon disposition of option shares will be the excess of the sales proceeds over the tax basis of the shares. Before exercising a stock option using exercise shares, optionees should consult their individual tax advisers.

Stock Bonuses. A stock bonus will generally result in compensation income for the recipient equal to the fair market value of the stock granted on the date it is granted. When the recipient sells the stock obtained as a stock bonus, the recipient will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient's basis. The recipient's basis will be any income previously recognized with respect to the stock.

Restricted Stock. No income is recognized by a recipient of restricted stock upon the grant of the stock, unless the recipient elects within 30 days (pursuant to section 83(b) of the Code) to recognize income at the time the recipient receives the stock. If the recipient makes the section 83(b) election, the recipient may not deduct amounts subsequently returned to the Company. If the recipient does not make the section 83(b) election, the recipient will generally recognize ordinary income and be subject to reporting and withholding requirements when the restrictions on the stock are removed. The income recognized by the recipient will be the fair market value of the restricted stock on the date the restrictions are removed less any amount paid for the shares. When the recipient sells the restricted stock, the recipient will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient's basis. The recipient's basis will be what the recipient paid for the restricted stock plus any income previously recognized.

Performance-based Awards. No income is recognized by a recipient of a performance-based award upon the grant of the award. The recipient will generally recognize ordinary income and be subject to reporting and withholding requirements when the performance criteria established in the award are achieved. If payment of the award is in cash, the income recognized will be the amount of cash receivable by the recipient on the date the performance criteria is achieved less any amount paid for the shares. If payment of the award is in the form of stock, the income recognized will be the fair market value of the stock on the date the performance criteria are achieved less any amount paid for the shares. If payment of the award is in the form of stock, when the recipient sells the stock, the recipient will recognize capital gain or loss in an amount equal to the amount realized upon the sale less the recipient's basis in the stock. The recipient's basis will be what the recipient paid for the restricted stock plus any income previously recognized.

Restriction on Transferability of Shares. The Company is not obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the 2001 Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of any governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the 2001 Plan, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends as the Company, in its sole discretion, deems necessary or desirable.

Securities Authorized for Issuance Under Equity Compensation Plans

         Set forth below is certain information about the number of shares of Common Stock subject to options, warrants and other rights granted, or that may be granted, under compensation plans adopted by the Company. Please note that all of the shares of Common Stock securities described in the row for "Equity compensation plans not approved by security holders" represent shares subject to the 2001 Plan, for which shareholder approval is being sought at the Annual Meeting.


                                                                                      Number of securities
                                                                                    remaining available for
                              Number of securities to       Weighted-average         future issuance under
                              be issued upon exercise       exercise price of      equity compensation plans
                              of outstanding options,     outstanding options,       (excluding securities
      Plan category             warrants and rights        warrants and rights      reflected in column (a))
---------------------------  -------------------------  -------------------------  --------------------------
                                        (a)                        (b)                        (c)
Equity compensation plans
  approved by security
  holders                             240,000                     $2.04                        0

Equity compensation plans
  not approved by security
  holders(1)(2)                      2,445,000                    $0.30                    3,555,000

Total                                2,445,000                    $0.30                    3,555,000


         (1) All such options, warrants and rights represent options, warrants and rights granted, or available for grant under, the 2001 Plan.

         (2) Does not includes secondary options with respect to 1,475,000 shares of our Common Stock granted to our officers, directors and employees by shareholders of the Company. In 1999, certain founding shareholders of our company entered into an agreement with Caldera Holding Company, L.C., an entity which is independent of Arkona, pursuant to which Caldera was given the right to grant secondary options to third parties with respect to 1,550,000 shares of Common Stock owned by the founders in order to encourage the development and increased productivity of Arkona. Under the agreement between Caldera and the founders, the secondary options are required to have an exercise price of $.30 per share and expire no later than December 31, 2006. Because these options are granted by shareholders of the Company with respect to outstanding stock, upon the exercise of these options, the Company will not receive any proceeds and will not issue any additional shares of Common Stock.

Number of Options Received or to be Received by Specified Persons

         The following table contains information regarding the number of options to purchase Common Stock granted under the 2001 Plan to the groups and individuals in the table as of July 25, 2002. No awards other than options have been granted under the 2001 Plan. The Company is unable to determine the amount of awards that may be granted in the future by such groups and individuals, as grants of awards are subject to the discretion of the Board of Directors.


         --------------------------------------------------------  -----------------------------
                                                                   Number of Options Received
                            Name and Position                      Under 2001 Plan
         --------------------------------------------------------  -----------------------------

         Alan Rudd, Chief Executive Officer and Director                        0
         --------------------------------------------------------  -----------------------------
         Richard Holland, President and Director                             600,000
         --------------------------------------------------------  -----------------------------
         Stephen Russo, Chief Financial Officer                               50,000
         --------------------------------------------------------  -----------------------------
         Blake Nielson. VP of Customer Service                               250,000
         --------------------------------------------------------  -----------------------------
         Jeff Swain, VP of Sales                                             325,000
         --------------------------------------------------------  -----------------------------
         All Executive Officers As a Group                                 1,225,000
         --------------------------------------------------------  -----------------------------
         Bryan Allen, Director
         All Independent Directors as a Group                                 75,000
         --------------------------------------------------------  -----------------------------
         All Employees as a Group
         (does not include executive officers)                             1,300,000
         --------------------------------------------------------  -----------------------------

Vote Required for Approval and Recommendation by the Board

         The Board of Directors recommends a vote FOR Proposal 3. The proposal to approve the 2001 Plan must be approved by the holders of at least a majority of the votes cast at the Annual Meeting. Abstentions and broker nonvotes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

                            PROPOSALS OF SHAREHOLDERS

         In order to be included in the proxy statement and form of proxy relating to the Company's annual meeting of shareholders to be held in 2003, proposals that shareholders intend to present at such annual meeting must be received by the corporate secretary of the Company, at the Company's executive offices, 10542 South Jordan Gateway, Suite 200, South Jordan, Utah, 84095 no later than April 12, 2003. Any shareholder proposal also must be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. Pursuant to rules adopted by the SEC, if a shareholder intends to propose any matter for a vote at the Company's annual meeting of shareholders to be held in the 2003 calendar year, but fails to notify the Company of such intention prior to June 26, 2003, then a proxy solicited by the board of directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

                             ADDITIONAL INFORMATION

         The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2002, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested and payment is made for actual reproduction costs of such exhibits), required to be filed with the Securities and Exchange Commission. Written requests for such information should be directed to Stephen Russo at 10542 South Jordan Gateway, Suite 200, South Jordan, Utah, 84005, phone number: 801.501.7100, facsimile number: 801.501.0701.